UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2019

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 15, 2019, the Company received a letter from the listing qualifications department staff of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, as a result of its previously-disclosed Chapter 11 bankruptcy filings, Nasdaq has determined, in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, to delist the Company’s voting and non-voting common stock from Nasdaq. Unless the Company requests an appeal of this determination, Nasdaq has advised that trading of the Company’s voting and non-voting common stock will be suspended at the opening of business on March 26, 2019 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which would remove the Company’s common stock from listing and registration on Nasdaq.

The Company has decided not to appeal the Nasdaq determination and, therefore, expects that its voting and non-voting common stock will be delisted. Upon delisting, the Company expects that its voting and non-voting common stock will commence trading on the OTC Pink Market on March 26, 2019 under the symbols “PHIIDQ” and “PHIIKDQ” for its voting and non-voting common stock, respectively. The transition does not affect the Company’s operations and does not change reporting requirements under SEC rules.

There is no assurance that the Company will continue to be current in its reporting requirements under SEC rules, that the Company’s voting and non-voting common stock will be eligible and commence trading on the OTC Pink Market, that broker-dealers will continue to provide public quotes of the voting and non-voting common stock or that the trading volume of the voting and non-voting common stock will be sufficient to provide for an efficient trading market.

Forward-Looking Statements

All statements other than statements of historical fact contained in this Current Report on Form 8-K are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words “expects,” “plans,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond PHI’s control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by PHI in those statements if one or more of these risks or uncertainties materialize, or if PHI’s underlying assumptions prove incorrect. All of PHI’s forward-looking statements are qualified in their entirety by reference to PHI’s discussion of certain important factors that could cause PHI’s actual results to differ materially from those anticipated, estimated, projected or implied in those forward-looking statements. Given these uncertainties, investors are cautioned not to unduly rely upon PHI’s forward-looking statements, which speak only as of the date made. PHI undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, PHI may make changes to its intentions or plans at any time, without notice and for any reason, and can provide no assurances as to whether holders of its common stock will be able to trade shares efficiently or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: March 21, 2019	By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Chief Financial Officer and Secretary